UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

Commission File Number: 000-50502

ROOT9B TECHNOLOGIES, INC
(Exact Name of registrant as Specified in Its Charter)

Delaware	20-0443575
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4521 Sharon Road
Suite 300
Charlotte, North Carolina 28211
(Address of principal executive offices)

(704) 521-8077
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 28, 2015, root9B Technologies, Inc. (the “Company”) held its annual meeting of shareholders.  As of March 390, 2015, the Company’s record date for the Annual Meeting, we had 72,136,243 outstanding shares of common stock and 2,580,952 outstanding shares of preferred stock (convertible into an aggregate of 7,342,856 shares of common stock), eligible to vote. At the Annual Meeting, 44,470,113 shares of common stock or preferred stock, or approximately 55.9% of the shares outstanding and entitled to vote, were represented in person or by proxy and, therefore, a quorum was present.

Set forth below are the final voting results for each proposal submitted to a vote of the shareholders, indicating the number of votes cast for, against, withheld, and the number of abstentions and broker non-votes.

1.	All nominees for directors were elected to hold office until the 2016 annual meeting of shareholders or until their respective successors have been duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Isaac Blech	32,947,639	921,063	10,601,411
Kevin Carnahan	32,951,640	917,062	10,601,411
John Catsimatidis	32,300,624	1,568,078	10,601,411
Wesley Clark	31,835,078	2.033,624	10,601,411
Joseph Grano, Jr	32,951,640	917,062	10,601,411
Patrick Kolenik	32,951,640	917,062	10,601,411
Gregory Morris	32,951,640	917,062	10,601,411
Harvey Pitt	32,954,152	914,550	10,601,411
Anthony Sartor	32,949,640	919,062	10,601,411
Seymour Siegel	32,949,990	918,712	10,601,411
Cary Sucoff	32,951,640	917,062	10,601,411
Dan Wachtler	32,949,990	918,712	10,601,411

2.	Ratification of the selection of Cherry Bekaert LLP as our independent auditors for the fiscal year ending December 31, 2015.

For	Against	Abstain	Broker Non Votes
44,468,685	33	1,395

3.	Approval of advisory resolution supporting the compensation plan for executive officers.

For	Against	Abstain	Broker Non Votes
32,823,400	67,549	977,752	10,601,412

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PREMIER ALLIANCE GROUP, INC.
(Registrant)
DATE: May 29, 2015	By:	/s/ Kenneth T Smith
Kenneth T Smith
CFO